Exhibit 99.1
AIMCO South Florida Property Tour October 12, 2010

Aimco Introduction Aimco Has a Simple Business Strategy Finance with property-level, non-recourse, long-dated, fixed-rate and amortizing debt Own and operate 100,000 B/B+ quality apartments Well located in 20 largest U.S. markets Opportunistic redevelopment

Capital Concentrated in 20 Target Markets Manhattan Boston Philadelphia Suburban NY / NJ
Washington-NoVa-MD Orange County Los Angeles Denver Phoenix Chicago Dallas / Ft Worth Houston South Florida Atlanta San Jose Jacksonville Seattle East Bay San Francisco San Diego Orlando Tampa · Aimco targets a 90% investment in Conventional properties and 10% in Affordable properties. · As of June 30, 2010, 88% of Aimco’s total capital was invested in Conventional properties. · Conventional portfolio is concentrated in 20 target markets.

Aimco Holds High Quality Assets Asset Quality: Measured by Rents Compared to Local Market Averages

Opportunistic Redevelopment Aimco has invested approximately $1 billion in its portfolio over the last five years through opportunistic redevelopment of assets in quality locations. At the end of 2009, Aimco’s portfolio included 53 properties that were redeveloped between 2003 and 2009. We have a pipeline of redevelopment opportunities that we are prepared to execute upon as market conditions allow.

Financing Strategy No recourse debt Aimco has an enterprise-wide weighted-average maturity of 8.0 years, 30% longer than our apartment peer average. Aimco leverage is approximately 64%, compared to apartment peer leverage that ranges from 50% to 60%. Aimco’s leverage carries less refunding and refinancing risk than peer weighted-average leverage due to Aimco’s longer WAM.

Miami Market Overview

Fort Lauderdale Market Overview

Palm Beach Market Overview

South Florida Conventional Portfolio * Represents property excluded from same store as a result of a casualty event.

South Florida Conventional Portfolio *Average Daily Occupancy

Flamingo South Beach — North Tower Community Features: · Full concierge service · Gated entrance · Attached parking garage · Swimming pool · Spa/hot tub, sauna · Sand volleyball, basketball court · Fitness center · Free WiFi · Business center · Car care center · Convenience store · Beauty salon · Pet salon · Laundry facility/shared laundry room Unit Features: · Air conditioning · Balcony/patio · Washer/dryer · Cable TV ready

Flamingo South Beach — Center Tower Unit Features: · Upgraded kitchen · Upgraded features · Granite countertops · Wood floors · Walk-in closets · Extra vanity space · Air conditioning · Washer/dryer · Balcony/patio · Cable TV ready

Waterways Village Apartments Community Features: · Swimming pool · Fitness center · Spa/hot tub · Clubhouse · Pet friendly · Near public transportation Unit Features: · Upgraded kitchen and appliances in select units · High ceilings · Air conditioning · Washer/dryer · Balcony/patio Cable TV ready

Yacht Club at Brickell Apartments Community Features: · Full concierge service · Gated entrance · Covered parking · Clubhouse · Business center · Swimming pool · Fitness center · Spa/hot tub · Sauna · Tennis court, racquetball court · Convenience store · Dog park · Playground · Near public transportation · Extra storage Unit Features: · Upgraded kitchen in select units · Granite countertops · GE appliances · Wood floors · Washer/dryer · Ceramic tile foyer · Walk-in closets Air conditioning · Balcony/patio · Cable TV ready · High speed internet access · Breakfast bar

Bay Parc Plaza Apartments Community Features: · Gated entrance · Clubhouse · Swimming pool · Fitness center · Movie screening room · Basketball court · Spa/hot tub · Sauna · Covered parking · Broadband internet access · Laundry facility · Convenience store · Pet salon · Near public transportation · Extra storage Unit Features: · Upgraded kitchen and appliances in select units · Granite countertops · Breakfast bar · Ceramic tile foyer · Wood floors · Double-sink bathroom vanity · Washer/dryer · Walk-in closets · High ceilings · Air conditioning · Balcony/patio · Cable TV ready · Alarm system